20 March 2000

                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We herby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 9, 1999 relating to the financial statements, which appears in topjobs.net plc's Annual Report on Form 20-F for the year ended March 31, 1999.

PricewaterhouseCoopers, Chartered Accountants

Manchester, England
March 20, 2000